APPLICATION for LBL ADVANTAGE VARIABLE ANNUITY
      Lincoln Benefit Life Company, P.O. Box 80469, Lincoln, NE 68501-0469
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A. ANNUITANT                                                              B. OWNER (if other than annuitant)
Name_____________________________________________                         Name__________________________________________
Address__________________________________________                         Address_______________________________________
City __________________State_____________________                         City __________________State__________________
Zip ___________ Phone #__________________________                         Zip ___________ Phone #_______________________
Sex: __ Male __ Female  Date of Birth:___________                         Sex: __ Male __ Female  Date of Birth:________
Age: _____  Social Security Number:______________                         Age: _____  Social Security Number:___________

C. PRIMARY BENEFICIARY D. CONTINGENT BENEFICIARY
Name ____________________________________________                         Name _________________________________________
Address _________________________________________                         Address ______________________________________
City ____________________________________________                         City _________________________________________
State __________________________ Zip ____________                         State _______________________ Zip ____________
Date of Birth: __________ Soc. Sec. #: __________                         Date of Birth: __________ Soc. Sec. #: _______
Relationship: ___________________________________                         Relationship: ________________________________
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E. DEATH BENEFIT OPTIONS
__ Enhanced Death Benefit Rider __ Enhanced Income Benefit Rider
__ Enhanced Earnings Death Benefit Rider

F. PURCHASE PAYMENT INFORMATION

Initial Purchase Payment of $__________________ submitted herewith (Check or Money Order should be payable to Lincoln Benefit Life Company). A copy of this application duly signed by the agent will constitute receipt for such amount. If this application is declined, there will be no liability on the part of the Company, and any sums submitted with this application will be refunded. The Contract Owner intends to make subsequent purchase payments of $_______________ on a ___ monthly (PAM) ___ quarterly ___ semi-annually ___ annual basis ___ single payment.

G. PURCHASE PAYMENT ALLOCATION (percentages must equal 100%)
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AIM Variable Insurance Funds                                          OCC Accumulation Trust
$ ____ ____ % Dent Demographic Trends Fund                            $ ____ ____ % Science and Technology Portfolio
Fidelity Variable Insurance Products Funds                            $ ____ ____ % Small Cap Portfolio
$ ____ ____ % Equity-Income Portfolio-Service Class 2                 Oppenheimer Variable Account Funds
$ ____ ____ % Investment Grade Bond Portfolio-Service Class 2         $ ____ ____ % Main Street Small Cap Fund/VA-Service Class
$ ____ ____ % Overseas Portfolio-Service Class 2                      $ ____ ____ % International Growth Fund/VA-Service Class
Janus Aspen Series                                                    PIMCO Variable Insurance Trust
$ ____ ____ % Global Value Portfolio: Service Shares                  $ ____ ____ % Foreign Bond Portfolio
$ ____ ____ % Worldwide Growth Portfolio: Service Shares              $ ____ ____ % Money Market Portfolio
LSA Variable Series Trust                                             $ ____ ____ % Total Return Bond Portfolio
$ ____ ____ % Aggressive Growth Fund                                  Putnam Variable Trust
$ ____ ____ % Balanced Fund                                           $ ____ ____ % High Yield Fund-Class IB
$ ____ ____ % Basic Value Fund                                        $ ____ ____ % International Growth and Income Fund-Class IB
$ ____ ____ % Blue Chip Fund                                          Rydex Variable Trust
$ ____ ____ % Capital Appreciation Fund                               $ ____ ____ % OTC Fund
$ ____ ____ % Disciplined Equity Fund                                 Salomon Brothers Variable Series Funds
$ ____ ____ % Diversified Mid Cap Fund                                $ ____ ____ % Variable Capital Fund
$ ____ ____ % Emerging Growth Equity Fund                             Van Kampen Life Investment Trust
$ ____ ____ % Focused Equity Fund                                     $ ____ ____ % Growth & Income Portfolio, Class II
$ ____ ____ % Growth Equity Fund                                      Dollar Cost Averaging Fixed Account
$ ____ ____ % Mid Cap Value Fund                                      (If Available In Your State)-Complete and Attach Form LBL-2945
$ ____ ____ % Value Equity Fund                                       $ ____ ____ % Short Term DCA Fixed Account
Lazard Retirement Series, Inc.                                        $ ____ ____ % Extended Short Term DCA Fixed Account
$ ____ ____ % Emerging Markets Portfolio                              Guaranteed Maturity Fixed Account
MFS Variable Insurance Trust                                          (If Available In Your State)
$ ____ ____ % New Discovery Series-Service Class                      $ ____ ____ % 1 year in Guarantee Period
$ ____ ____ % Utilities Series-Service Class                          $ ____ ____ % 3 year in Guarantee Period
The Universal Institutional Funds, Inc.                               $ ____ ____ % 5 year in Guarantee Period
$ ____ ____ % High Yield Portfolio                                    $ ____ ____ % 7 year in Guarantee Period
                                                                      $ ____ ____ % 10 year in Guarantee Period
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H. TAX QUALIFICATION STATUS OF ANNUITY APPLIED FOR
___  IRA                 ___  Roth IRA        ___  Non-Qualified         QualifiedPlan:
___  SEP                ___  TSA - 403(b)                                ___  401(a) - LBL Prototype      ___ 401(k) Funding Vehicle
___  SIMPLE IRA   ___  Other ___________________                         ___  401(a) - Funding Vehicle
Tax year for which contribution is to be applied_______________________
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I. PAM (Pre-Authorized Method)

I authorize the Company to collect $________________, on the due date specified, by initiating electronic debit entries to my account. A balance must exist before the program can commence. ATTACH VOIDED CHECK.

Signature of Authorized Account Owner___________________________________________
Date___________________

J. REPLACEMENT

(A) List  personal  and business  life  insurance,  annuity,  and long term care coverage. If none so state.
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Proposed Insured(s)            Face Amount         Plan           Company           Policy #           ADB Amount        Year Issued
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(B) Will this  policy,  if issued,  replace or change  insurance or annuities in this or any company? ___ Yes ___ No

If YES, circle which policies listed above are to be replaced or changed and follow state regulations.

K. SIGNATURES

For Applicants in Arkansas, District of Columbia, Kentucky, Louisiana, Maine, New Mexico, Ohio, and Pennsylvania: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

For Applicants in Colorado: It is unlawful to knowingly provide false, incomplete or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the Company. Penalties may include imprisonment, fines, denial of insurance, or civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policy holder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado division of insurance within the department of regulatory agencies.

For Applicants in New Jersey: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

I declare: To the best of my knowledge and belief, all statements and answers are true, complete and correctly reported. I declare under penalties of perjury, that the Social Security Number stated herein is my correct taxpayer ID number. I understand that any distribution from a fixed account prior to the end of a rate guarantee period may be subject to a market value adjustment. I understand that income payments and other values provided under the variable account are variable and are not guaranteed as to a fixed dollar amount. Receipt of a current variable annuity prospectus is hereby acknowledged.

   ___ Please send me a copy of the Statement of Additional Information to the
       Prospectus.
   ___ Optional Consent for Electronic Distribution to my E-mail address (when available):_____________________
       I (we) hereby consent to the electronic distribution of annuity and fund prospectuses, statements of additional information, shareholder reports, proxy statements and prospectus supplements. I understand that I may revoke this consent at any time, and that absent my revocation, this consent will be valid.
Signed at ____________________________________________________
                 City/State
On (date)____________________________
             Month/Day/Year

Owner's Signature_____________________________________________

L. AGENT USE ONLY
To the best of your knowledge  will this annuity  replace or change any existing life  insurance  or annuity in this or any other  company?
___ Yes ___ No
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Agent Name __________________________________________   Agent's Signature ____________________________
Agent Number ________________________________________   Agent's Phone Number _________________________
Agent's Address ______________________________________________________________________________________
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CHOOSE OPTION:          ___  OPTION A         ___  OPTION B          ___  OPTION C            ___ OPTION D
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Broker/Dealer _________________________________________
Telephone _____________________________________________

M. TRANSFER AUTHORIZATION
___ I authorize Lincoln Benefit Life Company ("LBL") to act upon the written or telephone instructions from the person named below to 1) change the allocation of payments and deductions between and among the subaccounts; and 2) transfer amounts among the subaccounts. Neither LBL nor any person authorized by us will be responsible for any claim, loss, liability, or expense in connection with such transfer authorization if LBL, or its employees, acts upon transfer instructions in good faith. LBL may establish procedures to determine the proper identification of the person requesting the transfer.

Name and Relationship of Authorized Person:
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Name _______________________________  Relationship _______________________________ SS#___________________________
Signature of Owner ________________________________________________        Date _________________________________
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